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[PRIMA ENERGY CORPORATION LOGO]


January 31, 2001
Denver, Colorado


                              FOR IMMEDIATE RELEASE

                            PRIMA ENERGY CORPORATION
                    ANNOUNCES 2001 CAPITAL EXPENDITURE BUDGET
                         AND PROVIDES OPERATIONS UPDATE

         Prima Energy Corporation ("Prima") today announced that its Board of Directors has approved a preliminary capital expenditure budget for 2001 of $45 million, a 30% increase from 2000. Approximately 40% is targeted to the Powder River Basin of Wyoming, 35% to the Wattenberg Field area of Colorado, and approximately 25% to several "emerging opportunities." The Company expects to fully fund these planned expenditures from its expanding cash flow. Prima noted its year-end cash position of $20 million and debt free balance sheet provide considerable flexibility to fund additional opportunities.

         The Company has budgeted drilling 175 to 200 coalbed methane ("CBM") wells in the Powder River Basin during 2001. The budget also includes the estimated costs for facilities to connect over 200 wells to sales lines during 2001. At December 31, 2000, the Company had drilled 171 CBM wells. Prima has also budgeted participating in several deeper conventional wells during 2001.

         Prima has now installed three screw compressors and the first 7,000 Mcf per day high-pressure reciprocating compressor at its Stones Throw CBM Project in the Powder River Basin. These permanent facilities became operational on December 31, 2000 with 20 wells tied into the high-pressure sales line. These wells reached a production rate of 2,200 Mcf of natural gas per day during the first three weeks of January, prior to a mechanical failure of the reciprocating compressor. The system was brought back online January 30, 2001, with 36 wells now dewatering and tied into the sales line. The Company expects to have virtually all of the 110 wells it has drilled at Stones Throw dewatering and tied into the sales line by the end of the first quarter. Much colder than normal weather conditions during November and December and various operational difficulties have delayed this project a few weeks.

         Bighorn Gathering Company has recently commenced construction of the gathering facilities at the Company's Kingsbury CBM Project. The Company has executed gathering, compression, transport and sales agreements covering this project area. Prima has drilled thirty coalbed methane wells in this area and expects to have wells dewatering and tied into the sales line during the second quarter.

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         Prima announced that it has hired Bob Brady to serve as Powder River
Basin Operations Manager, as well as Tim Probasco, who will be responsible for facilities construction and operation. Richard H. Lewis, President of Prima, stated "I am extremely pleased to have Bob and Tim on the Prima team. Bob has sixteen years experience drilling, completing and operating multiwell programs. Tim has over twenty years experience in constructing and operating low-pressure gathering and compression systems."

         During the fourth quarter of 2000, Prima drilled and completed ten Codell wells and refrac'd an additional sixteen wells in its core Wattenberg Field area. All of these wells are currently producing. For the year 2000, Prima drilled 30 Codell wells, refrac'd 62 wells and recompleted new producing intervals in eight wells in the Wattenberg Field area.

         Three Codell wells have been drilled to date in 2001, with an additional nine wells planned by the end of the first quarter. Five wells have been refrac'd in 2001 with another sixteen planned by the end of the first quarter. The 2001 budget contemplates drilling 30 to 35 wells and performing 60 to 70 refracs / recompletions in the Wattenberg Field area throughout the year.

         The "emerging opportunity" budget for 2001 includes funds to test and evaluate the Company's new coalbed methane project. This is a higher risk project that has significant potential. The Company stated it now controls nearly 70,000 acres in this play, the location of which it considers proprietary for competitive reasons. The budget also contemplates funding several other prospect areas within Prima's nearly 400,000 net acre controlled leasehold position.

         A substantial portion of Prima's production is sold into Colorado Interstate Gas ("CIG") index-related markets. The Company has entered into third party contracts that have locked-in the NYMEX to CIG Rocky Mountain basis differential as set forth below. These contracts protect the Company from an expanding basis should natural gas supplies exceed pipeline capacity out of the Rocky Mountain region. They also allow the Company to hedge its production during the contract period by selling NYMEX futures and thus securing an index price equal to the NYMEX sales price minus the basis differential. The basis differential contracts provide for the Company to receive funds if the closing basis differential for the given month is greater than the basis differential shown and to pay funds if the basis differential is less. The NYMEX to CIG basis differential at December 31, 2000 was ($1.158) for January 2001 and ($0.74) for February through November 2001.

       Time Period                Monthly Volume               Term Volume              Basis Differential
       -----------                --------------               -----------              ------------------
     Jan 01/March 01              240,000 MMBTU                720,000 MMBTU                 $  (0.20)
     Jan 01/March 01              120,000 MMBTU                360,000 MMBTU                 $(0.4325)
      Apr 01/Nov 01               240,000 MMBTU              1,920,000 MMBTU                 $(0.4325)

         This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release other than purely historical information are forward- looking statements. These statements reflect our current expectations and are based on our historical operating trends, proved reserves, current commodity prices and other currently available information. Forward-looking statements include statements about our future drilling plans and objectives and related capital expenditure budgets and number and location of planned wells. These statements may be preceded by or followed by or otherwise include the words "budgets," "contemplates," "targets," "expects," "plans," or similar expressions or statements that certain events "will" or "may" occur. These statements assume that no significant changes will occur in the operating environment for our oil and gas properties and that there will be no material acquisitions or divestitures. The forward-looking statements are subject to all the risks and uncertainties incident to the acquisition, exploration, development and marketing of oil and natural gas reserves, including the risks described in this release and in our Annual Report filed on Form 10K for the year ended December 31, 1999. These risks include, but are not limited to, commodity price, counterparty, regulatory, environmental, drilling, reserves, operations and production risks. We may also make material acquisitions or divestitures, enter into fixed price contract positions or enter into financing transaction. None of these events can be predicted with certainty and are not taken into considerations in the forward-looking statements. Market information is often a function of significant judgement and estimation. Further, market prices for oil and natural gas are subject to significant volatility. For all of these reasons, our actual results may vary materially from the forward-looking statements and there is no assurance that the assumptions we have used are necessarily the most likely. We will not update any forward-looking statements to reflect any events or circumstances occurring after the date the statement is made. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.



NASDAQ Symbol:   PENG

CONTACTS:   Richard H. Lewis, President
            Michael R. Kennedy, Executive Vice-President, Corporate Development
            Michael J. McGuire, Executive Vice-President, Exploration

Telephone Number: (303) 297-2100
Website: www.primaenergy.com